Exhibit Number 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER 2014 RESULTS WITH NET OPERATING REVENUES OF $4.918 BILLION

FRANKLIN, Tenn. (February 19, 2015) — Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2014.

Financial and statistical data reported in this earnings release includes Health Management Associates, Inc.’s (“HMA”) operating results from January 27, 2014, the date the Company completed its acquisition of HMA. Prior period consolidated results and statistical data reflect only the Company and its subsidiaries for the period prior to the HMA acquisition. Same-store operating results and statistical data include comparable information for hospitals acquired as a result of the HMA acquisition for the months of February through December 2014 and 2013.

Net operating revenues for the three months ended December 31, 2014, totaled $4.918 billion, a 54.1 percent increase compared with $3.191 billion for the same period in 2013. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $129 million, or $1.12 per share (diluted), for the three months ended December 31, 2014, compared with income from continuing operations attributable to Community Health Systems, Inc. common stockholders of $38 million, or $0.40 per share (diluted), for the same period in 2013. The results for the three months ended December 31, 2014, include $0.01 per share (diluted) related to acquisition and integration expenses from the acquisition of HMA; $0.15 per share (diluted) of expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the contingent value rights, or “CVR”, agreement); and $0.09 per share (diluted) of expenses related to the impairment of long-lived assets at certain hospitals, with these expenses partially offset by $0.14 per share (diluted) of income from fair value adjustments, net of legal expenses, related to HMA legal proceedings underlying the CVR agreement. Excluding these expenses, income from continuing operations was $1.23 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $0.87 per share (diluted) for the three months ended December 31, 2014, compared with net income of $0.30 per share (diluted) for the same period in 2013. Discontinued operations for the three months ended December 31, 2014, consisted of $0.01 per share (diluted) of losses from operations of entities sold or held for sale, and $0.24 per share (diluted) of expenses related to the impairment of long-lived assets held for sale for a total after-tax loss of approximately $29 million, or $0.25 per share (diluted). Weighted-average shares outstanding (diluted) were 115 million for the three months ended December 31, 2014, and 95 million for the three months ended December 31, 2013.

Adjusted EBITDA for the three months ended December 31, 2014, was $785 million compared with $459 million for the same period in 2013, representing a 71.0 percent increase.

The consolidated operating results for the three months ended December 31, 2014, reflect a 56.4 percent increase in total admissions, and a 58.2 percent increase in total adjusted admissions compared with the same period in 2013. On a same-store basis, admissions decreased 0.2 percent while adjusted admissions increased 2.7 percent compared with the same period in 2013. On a same-store basis, net operating revenues increased 4.7 percent compared with the same period in 2013.

Net operating revenues for the year ended December 31, 2014, totaled $18.639 billion, a 45.4 percent increase compared with $12.819 billion for the same period in 2013. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to $149 million, or $1.32 per share (diluted), for the

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

year ended December 31, 2014, compared with income from continuing operations attributable to Community Health Systems, Inc. common stockholders of $166 million, or $1.77 per share (diluted), for the same period in 2013. The results for the year ended December 31, 2014, include $0.38 per share (diluted) related to acquisition and integration expenses from the acquisition of HMA; $0.57 per share (diluted) of expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the CVR agreement); $0.40 per share (diluted) of expenses related to the loss from early extinguishment of debt; $0.22 per share (diluted) of expenses related to the impairment of long-lived assets; and $0.42 per share (diluted) of expenses related to accelerating amortization on software to be abandoned, with these expenses partially offset by $0.03 per share (diluted) of income from fair value adjustments, net of legal expenses, related to HMA legal proceedings underlying the CVR agreement. Excluding these expenses, income from continuing operations was $3.29 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $0.82 per share (diluted) for the year ended December 31, 2014, compared with net income of $1.51 per share (diluted) for the same period in 2013. Discontinued operations for the year ended December 31, 2014, consisted of 0.07 per share (diluted) of losses from operations of entities sold or held for sale and approximately $0.44 per share (diluted) of expenses related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $57 million, or $0.51 per share (diluted). Weighted-average shares outstanding (diluted) were 113 million for the year ended December 31, 2014, and 94 million for the year ended December 31, 2013.

Adjusted EBITDA for the year ended December 31, 2014, was $2.777 billion compared with $1.860 billion for the same period in 2013, representing a 49.3 percent increase.

The consolidated operating results for the year ended December 31, 2014, reflect a 43.7 percent increase in total admissions and a 47.3 percent increase in total adjusted admissions compared with the same period in 2013. On a same-store basis, admissions decreased 4.2 percent while adjusted admissions decreased 0.9 percent compared with the same period in 2013. On a same-store basis, net operating revenues increased 1.2 percent compared with the same period in 2013.

Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the CVR agreement), and income from fair value adjustments, net of legal expenses, related to the HMA legal proceedings underlying the CVR agreement. Adjusted EBITDA as set forth herein is calculated in the same manner for the applicable 2014 and 2013 periods as ADJUSTED EBITDA in the Company’s preliminary release issued on January 20, 2015. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (f) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We are pleased with our overall operating performance, capping off an exceptional year for the Company following the acquisition of HMA at the beginning of 2014. Since that time, we have worked hard to assimilate these additional hospitals, and we have made considerable progress in achieving our targeted operating synergies. We are pleased with the incremental improvement in operating revenues across our hospital network. We are also encouraged by more favorable volume trends, partly driven by a more severe flu season during the fourth quarter, and we will continue to focus on initiatives to improve our overall admissions.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

“Overall, we delivered a solid performance for 2014, reflecting consistent execution of our proven operating strategy in our expanded hospital network. Community Health Systems has continued to demonstrate success in a dynamic and challenging healthcare environment. The Affordable Care Act has been a watershed event for healthcare providers with greater access to essential health services, and we expect to realize additional benefits from proposed policy initiatives to cover the uninsured in more of our hospital markets. We continue to execute on the fundamental aspects of our business strategy, recruiting qualified physicians, managing our costs, investing in technology, and, above all, focusing on the safety and quality of care in our hospitals. As we look ahead to 2015, we will pursue this same strategy to deliver value to both our shareholders and the communities we serve,” Smith concluded.

Included on pages 15, 16, 17 and 18 of this press release are tables setting forth the Company’s 2015 annual earnings guidance. The 2015 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 205 affiliated hospitals in 29 states with an aggregate of approximately 31,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Friday, February 20, 2015, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three months and year ended December 31, 2014. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through March 20, 2015. Copies of the Company’s Current Report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net operating revenues	$4,918	$3,191	$18,639	$12,819
Adjusted EBITDA (f)	785	459	2,777	1,860
Income from continuing operations (g), (h), (k)	165	62	260	242
Net income attributable to Community Health Systems, Inc. stockholders	100	28	92	141

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k)	$1.13	$0.41	$1.33	$1.80
Discontinued operations	(0.26)	(0.10)	(0.51)	(0.27)

Net income	$0.88	$0.30	$0.82	$1.52

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k), (l)	$1.12	$0.40	$1.32	$1.77
Discontinued operations	(0.25)	(0.10)	(0.51)	(0.27)

Net income (l)	$0.87	$0.30	$0.82	$1.51

Weighted-average number of shares outstanding (i):
Basic	114	93	112	93
Diluted	115	95	113	94

Net cash provided by operating activities	$976	$648	$1,615	$1,089

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2014		2013
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,641		$3,691
Provision for bad debts	723		500

Net operating revenues	4,918	100.0%	3,191	100.0%

Operating costs and expenses:
Salaries and benefits	2,221	45.2%	1,517	47.5%
Supplies	764	15.5%	508	15.9%
Other operating expenses	1,073	21.9%	706	22.1%
Government settlement and related costs (o)	24	0.5%	4	0.1%
Electronic health records incentive reimbursement (g)	(47)	(1.0)%	(54)	(1.7)%
Rent	115	2.3%	70	2.2%
Depreciation and amortization	291	5.9%	197	6.2%

Total operating costs and expenses	4,441	90.3%	2,948	92.3%

Income from operations (g), (h)	477	9.7%	243	7.7%
Interest expense, net	244	5.0%	149	4.7%
Equity in earnings of unconsolidated affiliates	(14)	(0.3)%	(6)	(0.2)%
Impairment of long-lived assets (k)	17	0.3%	12	0.4%

Income from continuing operations before income taxes	230	4.7%	88	2.8%
Provision for income taxes	65	1.4%	26	0.7%

Income from continuing operations (g), (h), (k)	165	3.3%	62	2.1%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(2)	—	(5)	(0.2)%
Impairment of hospitals held for sale	(27)	(0.6)%	(5)	(0.2)%

Loss from discontinued operations, net of taxes	(29)	(0.6)%	(10)	(0.4)%

Net income	136	2.7%	52	1.7%
Less: Net income attributable to noncontrolling interests	36	0.7%	24	0.8%

Net income attributable to Community Health Systems, Inc. stockholders	$100	2.0%	$28	0.9%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k)	$1.13		$0.41
Discontinued operations	(0.26)		(0.10)

Net income	$0.88		$0.30

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k), (l)	$1.12		$0.40
Discontinued operations	(0.25)		(0.10)

Net income (l)	$0.87		$0.30

Weighted-average number of shares outstanding (i):
Basic	114		93

Diluted	115		95

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2014		2013
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$21,561		$14,853
Provision for bad debts	2,922		2,034

Net operating revenues	18,639	100.0%	12,819	100.0%

Operating costs and expenses:
Salaries and benefits	8,618	46.2%	6,107	47.6%
Supplies	2,862	15.4%	1,975	15.4%
Other operating expenses	4,322	23.3%	2,818	22.0%
Government settlement and related costs (o)	101	0.5%	102	0.8%
Electronic health records incentive reimbursement (g)	(259)	(1.4)%	(162)	(1.3)%
Rent	434	2.3%	279	2.2%
Depreciation and amortization	1,106	5.9%	771	6.0%
Amortization of software to be abandoned (k)	75	0.4%	—	—

Total operating costs and expenses	17,259	92.6%	11,890	92.7%

Income from operations (g), (h), (k)	1,380	7.4%	929	7.3%
Interest expense, net	972	5.3%	613	4.8%
Loss from early extinguishment of debt	73	0.4%	1	—
Equity in earnings of unconsolidated affiliates	(48)	(0.3)%	(43)	(0.3)%
Impairment of long-lived assets (k)	41	0.2%	12	0.1%

Income from continuing operations before income taxes	342	1.8%	346	2.7%
Provision for income taxes	82	0.4%	104	0.8%

Income from continuing operations (g), (h), (k)	260	1.4%	242	1.9%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(7)	—	(21)	(0.2)%
Impairment of hospitals held for sale	(50)	(0.3)%	(4)	—

Loss from discontinued operations, net of taxes	(57)	(0.3)%	(25)	(0.2)%

Net income	203	1.1%	217	1.7%
Less: Net income attributable to noncontrolling interests	111	0.6%	76	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$92	0.5%	$141	1.1%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k)	$1.33		$1.80
Discontinued operations	(0.51)		(0.27)

Net income	$0.82		$1.52

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k), (l)	$1.32		$1.77
Discontinued operations	(0.51)		(0.27)

Net income (l)	$0.82		$1.51

Weighted-average number of shares outstanding (i):
Basic	112		93

Diluted	113		94

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (c)

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$136	$52	$203	$217
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(7)	13	13	60
Net change in fair value of available-for-sale securities, net of tax	2	(1)	—	2
Amortization and recognition of unrecognized pension cost components, net of tax	(10)	13	(9)	16

Other comprehensive income (loss)	(15)	25	4	78

Comprehensive income	121	77	207	295
Less: Comprehensive income attributable to noncontrolling interests	36	24	111	76

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$85	$53	$96	$219

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store (1)
	2014	2013	% Change	2014	2013	% Change
Number of hospitals (at end of period)	197	129		193	193
Licensed beds (at end of period)	30,137	19,632		29,154	29,499
Beds in service (at end of period)	27,000	16,850		26,242	26,743
Admissions	238,740	152,641	56.4%	229,657	230,070	-0.2%
Adjusted admissions	511,988	323,658	58.2%	493,906	480,841	2.7%
Patient days	1,046,254	676,168		1,004,207	1,016,927
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	42.4%	43.6%		41.8%	41.3%
Net operating revenues	$4,918	$3,191	54.1%	$4,795	$4,580	4.7%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.6%	42.2%		43.6%	44.1%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.4%	57.8%		56.4%	55.9%
Income from operations (g), (h), (k)	$477	$243	96.3%
Income from operations as a % of net operating revenues	9.7%	7.7%
Depreciation and amortization	$291	$197
Equity in earnings of unconsolidated affiliates	$(14)	$(6)
Liquidity Data:
Adjusted EBITDA (f)	$785	$459	71.0%
Adjusted EBITDA as a % of net operating revenues	16.0%	14.4%
Net cash provided by operating activities	$976	$648
Net cash provided by operating activities a % of net operating revenues	19.8%	20.3%

(1)	Same-store operating results and statistical data include comparable information for hospitals acquired in the HMA acquisition for the months of October through December 2014 and 2013.

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	For the Year Ended December 31,
	Consolidated			Same-Store (1)
	2014	2013	% Change	2014	2013	% Change
Number of hospitals (at end of period)	197	129		193	193
Licensed beds (at end of period)	30,137	19,632		29,154	29,499
Beds in service (at end of period)	27,000	16,850		26,242	26,743
Admissions	924,951	643,497	43.7%	892,536	931,511	-4.2%
Adjusted admissions	1,970,610	1,337,683	47.3%	1,908,074	1,926,045	-0.9%
Patient days	4,091,183	2,845,281		3,941,245	4,107,903
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	43.8%	46.4%		43.2%	43.6%
Net operating revenues	$18,639	$12,819	45.4%	$18,138	$17,929	1.2%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.9%	44.0%		43.8%	45.4%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.1%	56.0%		56.2%	54.6%
Income from operations (g), (h), (k)	$1,380	$929	48.5%
Income from operations as a % of net operating revenues	7.4%	7.3%
Depreciation and amortization	$1,181	$771
Equity in earnings of unconsolidated affiliates	$(48)	$(43)
Liquidity Data:
Adjusted EBITDA (f)	$2,777	$1,860	49.3%
Adjusted EBITDA as a % of net operating revenues	14.9%	14.5%
Net cash provided by operating activities	$1,615	$1,089
Net cash provided by operating activities a % of net operating revenues	8.7%	8.5%

(1)	Same-store operating results and statistical data include comparable information for hospitals acquired in the HMA acquisition for the months of February through December 2014 and 2013.

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$509	$373
Patient accounts receivable, net of allowance for doubtful accounts of $3,504 and $2,438 at December 31, 2014 and 2013, respectively	3,409	2,323
Supplies	557	371
Prepaid income taxes	30	107
Deferred income taxes	341	101
Prepaid expenses and taxes	192	127
Other current assets (including assets of hospitals held for sale of $38 and $40 at December 31, 2014 and 2013, respectively)	528	345

Total current assets	5,566	3,747

Property and equipment:
Land and improvements	946	623
Buildings and improvements	8,791	6,225
Equipment and fixtures	4,527	3,614

Property and equipment, gross	14,264	10,462
Less accumulated depreciation and amortization	(4,095)	(3,411)

Property and equipment, net	10,169	7,051

Goodwill	8,951	4,424

Other assets, net of accumulated amortization of $827 and $535 at December 31, 2014 and 2013, respectively (including assets of hospitals held for sale of $90 and $94 at December 31, 2014 and 2013, respectively)	2,735	1,895

Total assets	$27,421	$17,117

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	235	167
Accounts payable	$1,293	$949
Deferred income taxes	23	3
Accrued liabilities:
Employee compensation	955	690
Interest	227	112
Other (including liabilities of hospitals held for sale of $10 and $24 at December 31, 2014 and 2013, respectively)	856	537

Total current liabilities	3,589	2,458

Long-term debt	16,681	9,286

Deferred income taxes	845	906

Other long-term liabilities	1,692	977

Total liabilities	22,807	13,627

Redeemable noncontrolling interests in equity of consolidated subsidiaries	531	358

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 117,701,087 shares issued and 116,725,538 shares outstanding at December 31, 2014, and 95,987,032 shares issued and 95,011,483 shares outstanding at December 31, 2013	1	1
Additional paid-in capital	2,095	1,256
Treasury stock, at cost, 975,549 shares at December 31, 2014 and 2013	(7)	(7)
Accumulated other comprehensive loss	(63)	(67)
Retained earnings	1,977	1,885

Total Community Health Systems, Inc. stockholders’ equity	4,003	3,068
Noncontrolling interests in equity of consolidated subsidiaries	80	64

Total equity	4,083	3,132

Total liabilities and equity	$27,421	$17,117

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$203	$217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,187	783
Deferred income taxes	107	69
Government settlement and related costs (o)	101	102
Stock-based compensation expense	54	38
Impairment of hospitals sold or held for sale	50	5
Impairment of long-lived assets	41	12
Loss from early extinguishment of debt	73	1
Excess tax benefit relating to stock-based compensation	—	(7)
Other non-cash expenses, net	13	61
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(306)	(285)
Supplies, prepaid expenses and other current assets	28	(8)
Accounts payable, accrued liabilities and income taxes	147	76
Other	(83)	25

Net cash provided by operating activities (m)	1,615	1,089

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(3,091)	(44)
Purchases of property and equipment	(853)	(614)
Proceeds from disposition of hospitals and certain ancillary operations	88	—
Proceeds from sale of property and equipment	50	7
Purchases of available-for-sale securities	(263)	—
Proceeds from sales of available-for-sale securities	229	—
Increase in other investments	(511)	(340)

Net cash used in investing activities	(4,351)	(991)

Cash flows from financing activities
Proceeds from exercise of stock options	65	110
Repurchase of restricted stock shares for payroll tax withholding requirements	(11)	(15)
Stock buy-back	(9)	(27)
Deferred financing costs and other debt-related costs	(276)	(13)
Excess tax benefit relating to stock-based compensation	—	7
Proceeds from noncontrolling investors in joint ventures	10	—
Redemption of noncontrolling investments in joint ventures	(158)	(9)
Distributions to noncontrolling investors in joint ventures	(104)	(76)
Borrowings under credit agreements	9,131	1,194
Issuance of long-term debt	4,000	—
Proceeds from receivables facility	204	338
Repayments of long-term indebtedness	(9,980)	(1,622)

Net cash provided by (used in) financing activities	2,872	(113)

Net change in cash and cash equivalents	136	(15)
Cash and cash equivalents at beginning of period	373	388

Cash and cash equivalents at end of period	$509	$373

For footnotes, see pages 12, 13 and 14.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months and year ended December 31, 2014 and 2013. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain existing legal matters pertaining to HMA, as defined in the CVR agreement. Since the HMA acquisition date of January 27, 2014, approximately $21 million in costs have been incurred related to certain HMA legal matters, which exceeds the deductible of $18 million under the CVR agreement. An estimated liability of $29 million has been recorded for certain claims which HMA had previously recognized as probable. In addition, CHS previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which was adjusted to its estimated fair value of $265 million at December 31, 2014.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of December 31, 2014
Legal and other related costs incurred to date	$21
Settlements	3
Estimated liability for probable contingencies	29
Estimated liability for unresolved contingencies at fair value	265

Costs incurred plus estimated liability for CVR-related matters	318
Less:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(30)

Current estimate of reductions to amounts owed to CVR holders	$270

CVRs outstanding	265

(c)	The effective date of the HMA acquisition was January 27, 2014.

(d)	Included in discontinued operations for the three months and year ended December 31, 2014, are two hospitals required by the Federal Trade Commission to be divested as part of its approval of the HMA acquisition (as previously announced, the Company sold its ownership interest in one of these hospitals, Carolina Pines Regional Medical Center, effective January 1, 2015). Management is actively marketing several other smaller hospitals included as held for sale. The estimated after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets held for sale, is approximately $29 million and $57 million for the three months and year ended December 31, 2014, respectively.

(e)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$165	$62	$260	$242
Less: Income from continuing operations attributable to noncontrolling interests	36	24	111	76

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$129	$38	$149	$166

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(29)	$(10)	$(57)	$(25)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(29)	$(10)	$(57)	$(25)

(f)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the CVR agreement), and income from fair value adjustments, net of legal expenses, related to the HMA legal proceedings underlying the CVR agreement. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA	$785	$459	$2,777	$1,860
Interest expense, net	(244)	(149)	(972)	(613)
Provision for income taxes	(65)	(26)	(82)	(104)
Income (loss) from operations of entities held for sale, net of taxes	(2)	(5)	(7)	(21)
Other non-cash expenses, net	137	94	209	173
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	365	275	(310)	(206)

Net cash provided by operating activities	$976	$648	$1,615	$1,089

As previously announced, the rural floor budget neutrality adjustment related to the former HMA hospitals was recognized as an adjustment to the allocation of the HMA purchase price. The net cash received of approximately $37 million is included in net cash provided by operating activities for the three months and year ended December 31, 2014.

(g)	Included in income from operations and income from continuing operations for the three months and year ended December 31, 2014, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three months and year ended December 31, 2014, were approximately $37 million, including depreciation and amortization of approximately $28 million, and approximately $188 million, including depreciation and amortization of approximately $96 million, respectively. Total costs and expenses related to the implementation of electronic health records for the three months and year ended December 31, 2013, were approximately $25 million, including depreciation and amortization of approximately $17 million, and approximately $100 million, including depreciation and amortization of approximately $63 million, respectively.

(h)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $5 million and $11 million for the three months ended December 31, 2014 and 2013, respectively, and $59 million and $21 million for the year ended December 31, 2014 and 2013, respectively. These acquisition costs include expenses related to the acquisition of HMA of $3 million and $9 million for the three months ended December 31, 2014 and 2013, respectively, and $46 million and $14 million for the year ended December 31, 2014 and 2013, respectively.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Weighted-average number of shares outstanding — basic	114	93	112	93
Add effect of dilutive securities:
Stock awards and options	1	2	1	1

Weighted-average number of shares outstanding — diluted	115	95	113	94

(j)	Same-store operating results and statistical data includes comparable information for hospitals acquired in the HMA acquisition for the months of February through December 2014 and 2013.

(k)	Included in income from continuing operations for the year ended December 31, 2014, is an impairment charge of approximately $24 million for internal-use software, and an acceleration of amortization for the year ended December 31, 2014, of approximately $75 million, to adjust for its shortened remaining life which ended on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations. In addition, an impairment of $17 million was recorded during the three months and year ended December 31, 2014 on certain long-lived assets at two of our smaller hospitals due to a reduction in volumes in recent years resulting in a decline in projections of future cash flows and estimated fair values, and one hospital because of our decision to cease operating as an acute care hospital.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(l)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(per share - diluted)		(per share - diluted)
Income from continuing operations, as reported (1)	$1.12	$0.40	$1.32	$1.77
Adjustments:
Loss from early extinguishment of debt	—	—	0.40	0.01
Amortization of software to be abandoned (2)	—	—	0.42	—
Impairment of long-lived assets	0.09	0.07	0.22	0.07
Expenses related to the acquisition and integration of HMA	0.01	0.05	0.38	0.09
Government settlement and related costs	0.15	0.02	0.57	0.67
Income from fair value adjustments, net of legal expenses, related to cases covered by the CVR	(0.14)	—	(0.03)	—

Income from continuing operations, excluding adjustments (1), (2)	$1.23	$0.55	$3.29	$2.62

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(per share - diluted)		(per share - diluted)
Net income, as reported (1)	$0.87	$0.30	$0.82	$1.51
Adjustments:
Loss from early extinguishment of debt	—	—	0.40	0.01
Amortization of software to be abandoned (2)	—	—	0.42	—
Impairment of long-lived assets	0.09	0.07	0.22	0.07
Expenses related to the acquisition and integration of HMA	0.01	0.05	0.38	0.09
Government settlement and related costs	0.15	0.02	0.57	0.67
Income from fair value adjustments, net of legal expenses, related to cases covered by the CVR	(0.14)	—	(0.03)	—

Net income, excluding adjustments (1), (2)	$0.97	$0.44	$2.79	$2.35

(1)	Included in income from continuing operations, as reported and income from continuing operations, as adjusted is approximately $0.08 per share (diluted) related to the reversal of a tax liability which will not recur in 2015.
(2)	Included in the adjustment for accelerated amortization of software to be abandoned is approximately $0.09 per share (diluted) of amortization that will not be a recurring benefit in 2015 due to the acquisition of replacement software.

(m)	Cash flows from operations includes HMA integration costs, CVR related payments, HMA investment banking fees and other acquired acquisition related liabilities, and the payments of government settlements. Excluding these items, which are not anticipated to be part of ongoing operations, cash flows from operations would have been $1.822 billion for the year ended December 31, 2014.

(n)	Total per share amounts may not add due to rounding.

(o)	The $0.15 per share and $0.57 per share of “Government settlement and related costs” for the three months and year ended December 31, 2014, respectively, includes the reserve in the amount of $75 million (and legal fees incurred of $26 million) with respect to the qui tam lawsuit that has been pending since 2008 in New Mexico. The lawsuit alleges that three of the Company’s New Mexico hospitals caused the State of New Mexico to improperly apply for and receive funds under the state’s Medicaid program. The case was set for trial and the agreement in principle to resolve the case was reached to avoid the uncertainty of trial.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2015. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2015 guidance should be considered in conjunction with the assumptions included herein. See pages 17 and 18 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2015 Projection Range
Net operating revenues less provision for bad debts (in millions)	$19,600	to	$20,600
Adjusted EBITDA (in millions)	$3,000	to	$3,200
Income from continuing operations per share — diluted	$3.40	to	$4.05
Same-store hospital annual adjusted admissions growth	0.0%	to	2.0%
Weighted-average diluted shares, in millions	115	to	116

The following assumptions were used in developing the 2015 guidance provided above:

•	The Company’s projection excludes the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Future losses on the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	Excluded from these projections is one hospital required to be divested as part of receiving regulatory approval from the Federal Trade Commission for the HMA acquisition, which is expected to close in the first quarter of 2015. The Company has classified several other small hospitals as held for sale, and the operating results of these hospitals have been moved to discontinued operations, and have also been excluded from these projections.

•	The 2015 projections include the acquisition of MetroHealth Hospital in Grand Rapids, Michigan, which is currently targeted to close during the middle of 2015, and assume the completion of one additional targeted hospital acquisition during 2015.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2015 of an additional $100 million to $175 million of net operating revenues before government deductions.

•	Achievement of additional acquisition synergies related to the HMA acquisition of approximately $125 million to $150 million during 2015.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately 0.7% to 0.8% of net operating revenues for the year ended December 31, 2015, with operating expenses related to achieving meaningful use of 0.25% to 0.35% of net operating revenues.

•	Continuation and approval of the California hospital provider fee program for 2015.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

•	For comparison purposes, 2014 earnings per share of $3.29, included a benefit from the reversal of a tax liability of approximately $0.08 per share (diluted) and the benefit of reduced amortization from the abandonment of software of $0.09 per share (diluted) which the Company does not anticipate recurring in 2015.

•	Settlement of certain claims related to the BP oil spill, for which the Company now expects to recognize up to approximately $28 million in the second half of 2015.

•	Same-store hospital annual adjusted admissions growth, of 0.0% to 2.0% for the entire year, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.2% for 2015. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.1% to 5.2%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2015.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2015.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.7% for 2015.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 31.5% to 33% for 2015.

•	Capital expenditures are projected as follows (in millions):

2015
Guidance
Total	$1,050	to	$1,250

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2015
Guidance
Total	$1,650	to	$1,850

Cash provided by operating activities in 2015 will be negatively impacted by approximately $300 million, primarily from a reduction in tax refunds, and the timing of payroll payments, compared to the adjusted cash flows from operations of $1.822 billion in 2014.

•	Weighted average shares outstanding are projected to be approximately 115 million to 116 million for the year ended 2015 have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

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CYH Announces Fourth Quarter 2014 Results

February 19, 2015

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases, including Ebola;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of future cyber-attacks or security breaches; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months and year ended December 31, 2014, are not necessarily indicative of the results that may be experienced for any such future period. The Company cautions that the projections for calendar year 2015 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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